Exhibit 99.1

Argon ST, Inc. Announces First Quarter 2010 Results

FAIRFAX, Va.--(BUSINESS WIRE)--February 4, 2010--Argon ST, Inc. (NASDAQ: STST), a leading developer of command, control, communications, computers, combat systems, intelligence, surveillance, and reconnaissance (C5ISR) systems, today reported results for the first fiscal quarter ended January 3, 2010:

  Revenue for the first quarter was $73.2 million;
  Operating income for the first quarter was $7.5 million, or 10.2 percent of revenue;
  Fully diluted Earnings Per Share (EPS) for the first quarter of fiscal 2010 was $0.21 on 22.1 million shares and share equivalents;
  Adjusted EBITDA for the quarter was $11.6 million, or 15.8 percent of revenue; and
  The company was awarded contract bookings of $49.5 million in the quarter and ended the quarter with a backlog of $209.5 million.

“We are pleased with our start to the year,” commented Dr. Terry Collins, Chairman and Chief Executive Officer, Argon ST. “While our bookings for the quarter were tempered by the availability of fiscal year 2010 funding, our early second quarter bookings activity is very encouraging and we look forward to continued bookings strength in the remainder of the year.”

Kerry Rowe, President and Chief Operating Officer, Argon ST said, “Argon’s systems, products, and personnel performed well for our customers in the first quarter. Around the world our shipborne, submarine, airborne and ground-based systems brought critical information to the fight. Our systems under development passed important milestones on their way to production and deployment. In addition, recently awarded efforts moved through early program successes, and key opportunities made further progress toward contract award.”

First Quarter 2010 and 2009 Financial Highlights

Financial highlights from the quarters ended January 3, 2010 and December 28, 2008 include:
(in millions, except per share amounts):

	Q1 2010	Q1 2009
Revenue	$73.2	$84.0
Operating Income	7.5	7.6
Adjusted EBITDA (a)	11.6	10.8
Net Income	4.6	5.2
Net Income per share, fully diluted	$0.21	$0.24
Notes: (a) Denotes a non-GAAP financial measure. For important information about these measures please see below under “Non-GAAP Financial Measures” and Annex A, which provides a detailed reconciliation to GAAP measures.

Three Month Results

For the first quarter ended January 3, 2010 revenue was $73.2 million. This represents 12.9 percent decrease compared to revenue of $84.0 million in the first quarter of the prior year.

Operating income for the quarter was $7.5 million. This represents a 2.1 percent decrease over operating income of $7.6 million in the first quarter of the prior year, however, as a percentage of revenue, operating income increased to 10.2 percent in the first quarter of fiscal 2010 as compared to 9.1 percent for the same quarter of the prior year.

Adjusted EBITDA for the first quarter was $11.6 million, or 15.8 percent of revenue. This represents a 7.4 percent increase over Adjusted EBITDA of $10.8 million, or 12.8 percent of revenue, in the first quarter of the prior year.

Net income for the quarter was $4.6 million. This represents an 11.0 percent decrease compared to net income of $5.2 million in the first quarter of the prior year.

Fully diluted earnings per share for the quarter was $0.21 on 22.1 million shares and share equivalents. Fully diluted earnings per share in the first quarter of the prior year was $0.24 on 22.0 million shares and share equivalents.

Balance Sheet

The Company ended the quarter with $25.5 million in cash and cash equivalents and no debt. As previously disclosed, after the end of the first quarter, the Company also renewed its credit facility.

2010 Outlook

Argon management reaffirms the following guidance for the fiscal year ending September 30, 2010:

  Revenue is anticipated to be in the range of $390 to $410 million
  Operating income is anticipated to be in the range of $39 to $44 million
  Adjusted EBITDA is anticipated to be in the range of $55 to $60 million

Non-GAAP Financial Measures

In addition to the Company's financial results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included in this press release, the Company has provided Adjusted EBITDA that is not calculated according to GAAP. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related retention.

Management believes that the measure Adjusted EBITDA provides investors important information about the operating trends of the Company. Adjusted EBITDA excludes certain non-cash expenses, such as stock-based compensation expense and excludes other expenses that management does not believe are reflective of ongoing operating results. Management uses Adjusted EBITDA to evaluate performance of its business operations.

This non-GAAP measure is not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included on Annex A of this press release.

Conference Call Information

The Company will conduct a conference call at 10:00 a.m. Eastern Standard Time on Thursday, February 4, 2010 to discuss the financial results for the fiscal 2010 first quarter ending January 3, 2010.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866-356-4281. International callers should dial 617-597-5395. When prompted by the operator, provide conference passcode 82411173.

If you are unable to participate in the call at this time, a replay will be available for one week starting on Thursday, February 4, 2010 at approximately 1:00 p.m. Eastern Standard Time. To access the replay, dial 888-286-8010 and enter passcode 11872395. International callers should dial 617-801-6888 and enter the same passcode 11872395.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties at the Company’s website www.argonst.com. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call by accessing the same link.

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, and Reconnaissance (C5ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets. For news and information visit www.argonst.com.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. These statements may contain words such as “expects,” “could,” “believes,” “estimates,” “intends,” “may,” “envisions,” “targets” or other similar words. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward-looking statements are subject to numerous risks and uncertainties, including without limitation the risks and uncertainties identified in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2009). Some of these specific risks, although not all, are: general economic, business and political conditions nationally and internationally, including federal budgetary priorities; the market for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, and policies; the number, length and type of contracts and task orders awarded to the Company by its commercial and governmental customers; difficulties in developing and producing operationally advanced technology systems; the cost and availability of office and laboratory space; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel, including personnel with appropriate security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for information technology products and services; availability of cash or capital; the Company’s exploration of strategic alternatives; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

ARGON ST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share and share amounts)

ASSETS	January 3, 2010	September 30, 2009
CURRENT ASSETS	(unaudited)
Cash and cash equivalents	$25,463	$43,108
Accounts receivable, net	135,907	116,656
Inventory, net	5,366	6,021
Deferred project costs	1,094	2,296
Deferred income tax asset	5,218	5,137
Prepaids and other	1,407	1,499
TOTAL CURRENT ASSETS	174,455	174,717
Property, equipment and software, net	27,118	28,042
Goodwill	173,948	173,948
Intangibles, net	2,652	2,745
Other assets	554	573
TOTAL ASSETS	$378,727	$380,025

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$22,311	$32,526
Accrued salaries and related expenses	12,977	13,887
Deferred revenue	12,072	5,504
Income taxes payable	2,320	4,784
Other current liabilities	147	155
TOTAL CURRENT LIABILITIES	49,827	56,856
Deferred income tax liability, long-term	1,755	1,942
Other long-term liabilities	1,807	1,649
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock	231	230
Additional paid in capital	228,429	227,288
Treasury stock	(19,923)	(19,923)
Retained earnings	116,601	111,983
TOTAL STOCKHOLDERS' EQUITY	325,338	319,578
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$378,727	$380,025

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended
	January 3, 2010	December 28, 2008

CONTRACT REVENUES	$73,187	$84,026

COST OF REVENUES	58,967	68,846

GENERAL AND ADMINISTRATIVE EXPENSES	4,405	5,788

RESEARCH AND DEVELOPMENT EXPENSES	2,357	1,772

INCOME FROM OPERATIONS	7,458	7,620

INTEREST INCOME, NET	-	(14)

INCOME BEFORE INCOME TAXES	7,458	7,606
PROVISION FOR INCOME TAXES	2,840	2,417
NET INCOME	$4,618	$5,189

EARNINGS PER SHARE (Basic)	$0.21	$0.24
EARNINGS PER SHARE (Diluted)	$0.21	$0.24

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	21,769,861	21,667,861
Diluted	22,083,245	21,997,425

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	For the Three Months ended
	January 3, 2010	December 28, 2008
Cash flows from operating activities
Net income	$4,618	$5,189
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,254	2,003
Amortization of deferred costs	42	42
Deferred income tax benefit	(275)	(75)
Stock-based compensation	1,416	809
Change in:
Accounts receivable, net	(19,176)	(22,437)
Inventory	655	(92)
Prepaids and other	1,294	976
Accounts payable and accrued expenses	(10,065)	(3,889)
Accrued salaries and related expenses	(910)	2,767
Deferred revenue	6,568	3,130
Income taxes	(2,457)	2,311
Other liabilities	(60)	(158)

Net cash used in operating activities	(16,096)	(9,424)

Cash flows from investing activities
Acquisitions of property, equipment and software	(1,179)	(2,445)
Other activity	(231)	4

Net cash used in investing activities	(1,410)	(2,441)

Cash flows from financing activities
Payments on capital leases	(8)	(15)
Tax benefit on stock option exercises	31	67
Proceeds from exercise of stock options	38	80
Restricted shares reacquired in net share issuance	(200)	-

Net cash provided by (used in) financing activities	(139)	132

Net decrease in cash and cash equivalents	(17,645)	(11,733)
Cash and cash equivalents, beginning of period	43,108	15,380
Cash and cash equivalents, end of period	$25,463	$3,647

ANNEX A:
ARGON ST, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended
	January 3, 2010	December 28, 2008

Net income	$4,618	$5,189
Provision for income taxes	2,840	2,417
Interest, net	-	14

Non-cash items:
Depreciation and amortization	2,296	2,045
Stock-based compensation	1,416	809
Acquisition related retention compensation	400	300

Adjusted EBITDA	$11,570	$10,774

CONTACT:
Argon ST, Inc.
Investor Contact:
Aaron Daniels, 703-995-5610
ir@argonst.com
or
Media Contact:
Lori Hughes, 703-995-5610
media@argonst.com